NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR THE VOTING COMMON STOCK INTO WHICH IT IS CONVERTIBLE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

$32,797.60	December 01, 2010

          FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, the undersigned, GREEN EQUITY HOLDINGS, INC., a Nevada corporation (the "Maker"), promises to pay to the order of FUSION CAPITAL INVESTMENTS, CORP or its successors or assigns (the "Holder"), the principal sum of in immediately available funds, the total principal sum of THIRTY TWO THOUSAND SEVEN HURNDERD NINETY SEVEN DOLLARS AND SIXTY CENTS ($32,797.60), in accordance with the terms of this Demand Convertible Promissory Note (this “Note”).

1.      DEMAND LOAN. At such times as the Company and Holder shall agree, and in amounts as the Company and Holder shall agree, Holder will loan the Company $32,797.60 for its operational needs. Each such loan by the Holder to the Company shall be referred to as a “Loan Advance.” The date and amount of each Loan Advance, and the total of all Loan Advances, will be recorded and updated on Exhibit A, which is attached hereto and incorporated herein with the first advance (s), in an initial amounts to be determined, scheduled to be made on or before December 31st , 2010.

2.      PAYMENT OF PRINCIPAL: The outstanding principal balance of this Note shall be due upon demand. All payments hereunder shall be made at the principal residence of the Holder, or such other place as the Holder may from time to time designate in writing.

3.      CONVERSION: Beginning ninety (90) days after the date set forth above and continuing until the Convertible Promissory Note (“the Note”) has been paid in full, Holder has the right to convert all amounts then due under the Note at a conversion rate (“Conversion Rate”) that is a discount of zero percent (0%) to the lowest bid price during the prior ten (10) trading days.

4.      EVENTS OF DEFAULT: If one or more of the following described events shall have occurred and be continuing, then this Note shall be in default (each, a "Default"):

          3.1.      Failure to Pay The Maker shall fail to pay the Principal balance of this Note or of Interest on this Note on or within five (5) days after the date upon which such payment becomes due; or

          3.2.      Bankruptcy The Maker shall be adjudicated as bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Maker shall apply for or consent to the appointment of a receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Maker and such appointment shall continue un-discharged for a period of sixty (60) days; or the Maker shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Maker and shall remain un-dismissed for a period of sixty (60) days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Maker and such judgment, writ, or similar process shall not be released, vacated or fully bonded within sixty (60) days after its issue or levy.

5.      DEFAULT REMEDIES: Upon the occurrence of a Default, the entire unpaid Principal, together with accrued and unpaid Interest, shall be forthwith due and payable without notice or demand.

6.      PREPAYMENT: This Note may be prepaid in whole or in part without penalty.

7.      WAIVER OF NOTICE, ETC: The Maker waives demand, presentment, protest, dishonor and notice of maturity, non-payment or protest and all other requirements to hold the Maker liable.

8.      BUSINESS DAYS: If a payment of Principal or Interest on this Note becomes due on a Saturday, Sunday or other legal holiday on which state or federal banks in the State of Florida are closed, then the due date shall be extended to the next succeeding business day.

9.      AMENDMENT; WAIVER: This Note may not be amended, extended, renewed or modified nor shall any waiver of any provision hereof be effective, except by an instrument in writing executed by the Holder or his authorized representative.

10.    GOVERNING LAW: This Note shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of Florida (excluding the principles thereof governing conflicts of law), with exclusive jurisdiction and venue in the federal and state courts of Palm Beach County, Florida.

HOLDER:		THE MAKER:

Fusion Capital Investments, Corp		Green Equity Holdings, Inc.

By:		By:
Name:	Raimundo Dias	Name:	Raimundo Dias
Title:	Managing Member	Title:	President